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EXHIBIT A

                            JOINT FILING AGREEMENT

                  The  undersigned  hereby agree that the  statement on
Schedule 13D as amended on January 16, 1997 with respect to the Common Stock of Resource America, Inc. is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

                  This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

Dated:  January 16, 1997

                                        KRAMER SPELLMAN L.P.


                                        By:      /s/ Orin S. Kramer
                                        Name: Orin S. Kramer
                                        Title: a General Partner


                                        By: /s/ Jay Spellman
                                        Name: Jay Spellman
                                        Title: a General Partner


                                        /s/ Orin S. Kramer
                                        Orin S. Kramer

                                        BOSTON PROVIDENT PARTNERS, L.P.
                                        By: Kramer Spellman, L.P.



                                        By: /s/ Orin S. Kramer
                                        Name: Orin S. Kramer
                                        Title: a General Partner



                                        By: /s/ Jay Spellman
                                        Name: Jay Spellman
                                        Title: a General Partner


                                        /s/ Jay Spellman
                                        Jay Spellman